UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                           FORM 8-K


                         CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934


                         April 30, 2007
           Date of Report (Date of earliest event reported)


                      BARNWELL INDUSTRIES, INC.
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         (Exact name of registrant as specified in its charter)


           DELAWARE                  1-5103             72-0496921
--------------------------   -------------------   ------------------
(State or Other Jurisdiction (Commission File Number) (IRS Employer
     of Incorporation)                               Identification No.)

                       1100 Alakea Street, Suite 2900,
                            Honolulu, Hawaii 96813
                       --------------------------------
                  (Address of Principal Executive Offices)

                                (808) 531-8400
                        ---------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c)).




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Item 2.01      Completion of Acquisition or Disposition of Assets

      On April 30, 2007, Kaupulehu 2007, LLLP (the "Venture") purchased fee simple ownership of two single-family house lots in the Lot 4A Increment I area ("Increment I") of Kaupulehu, North Kona, on the island of Hawaii. The Venture is a real estate joint venture 80% owned by Barnwell Industries, Inc. ("Barnwell") and 20 percent Owned by a company controlled by Mr. Terry Johnston, a director of Barnwell, and was established for the purpose of acquiring single-family house lots to construct turnkey-style residential homes for future sale. The lots were purchased from WB KD Acquisition, LLC, an unrelated entity.

      In January 2007, the Venture agreed to acquire five additional lots within Increment I and made a $200,000 nonrefundable deposit on each such lot. The purchase of two of these additional lots is scheduled to close in October 2007 and the purchase of the remaining three lots is scheduled to close in April 2008. Each lot has a purchase price of $2,378,000 and the deposit for each lot will be applied to the purchase price of such lot. The purchase of the two lots that closed on April 30, 2007 and the deposits were funded by a loan from an unrelated entity to the Venture, which is guaranteed jointly and severally by Barnwell and Mr. Johnston and is due April 2008. If any of the lots are not purchased, the deposit related to any such lots will be forfeited and Barnwell will incur an expense as a result of the write-off of 80 percent of the forfeited deposits.

      The Venture is currently negotiating agreements with the building contractor and the project management company, an entity controlled by Mr. Johnston, for home building services for the Venture's lots. It is anticipated that a material portion of such agreements will be that each such service provider will receive twenty percent (20 percent) of the profit on the sale of each lot on which a house is constructed. In addition, the Venture intends to enter into contracts, one with the building contractor and one with the project management company, an entity controlled by Mr. Johnston, wherein each will be granted the right to purchase from the current owner of the lots, one of the five additional lots the Venture has agreed to acquire. It is anticipated that any such agreement will specify the lot that will be acquired by such service provider and require such service provider to reimburse the Venture for both the $200,000 deposit on such lot and interest costs incurred by the Venture related to the initial deposit on such lot.






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                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BARNWELL INDUSTRIES, INC.
                                              (Registrant)


                                    /s/ Russell M. Gifford
                                    ----------------------------
                                        Russell M. Gifford
                                        Executive Vice President and
                                        Chief Financial Officer

Date:   May 3, 2007